UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

 _______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2012

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

305 College Road East

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 452-9813

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2012, the Superior Court of the State of California for the County of Los Angeles – Central District (the “Court”) entered an Order for Approval of Stipulation for Settlement of Claims (the “Order”) in the matter titled Ironridge Global IV, Ltd. (“Ironridge”) v. Advaxis, Inc. (the “Company”). The Order and the Stipulation for Settlement of Claims, dated December 19, 2012, between the Company and Ironridge (the “Stipulation”), provides for the full and final settlement of Ironridge’s $611,196.29 claim against the Company in connection with past due invoices relating to attorney fees, which Ironridge purchased pursuant to a Receivable Purchase Agreement, dated December 14, 2012 (the “Claim”).

Pursuant to the terms of the Order and the Stipulation, the Company is required to issue and deliver to Ironridge a certain number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in settlement of the Claim to be calculated as follows:

From the date of the Stipulation until that number of consecutive trading days following the Issuance Date required for the aggregate trading volume of the Common Stock to exceed $6,000,000 (the “Calculation Period”), Ironridge will retain (i) 1,800,000 shares of Common Stock, plus (ii) that number of shares of Common Stock (the “Final Amount”) with an aggregate value equal to (a) the sum of $611,196.29 plus agent fees of $66,000 and Ironridge’s reasonable attorney fees and expenses, divided by (b) 75% of the following: the closing price of the Common Stock on the trading day immediately preceding the date of entry of the Order, not to exceed the arithmetic average of the individual volume weighted average prices of any five trading days during the Calculation Period, as reported by Bloomberg Professional service of Bloomberg LP.

If at any time during the Calculation Period the issued shares are less than any reasonable possible Final Amount or a daily volume weighted average price is below 75% of the closing price on the day before the Issuance Date, Ironridge may request that the Company reserve and issue additional shares of Common Stock (the “True-Up Shares”) as soon as possible, and in any event, within one trading day. For each day after Ironridge requests issuance that shares are not, for any reason, received into Ironridge’s account in electronic form and fully cleared for trading, the Calculation Period shall be extended by one trading day.

At the end of the Calculation Period, if the sum of the 45 million shares of Common Stock initially issued to Ironridge pursuant to the terms of the Order and the Stipulation on or prior to the date hereof (the “Pre-Adjustment Shares”) and any True-Up Shares does not equal the Final Amount, adjustments shall be made to the shares of Common Stock issued pursuant to the Stipulation. For example, if the sum of the Pre-Adjustment Shares and the True-Up Shares is greater than the Final Amount, Ironridge shall return such excess number of shares of Common Stock to the Company.

The description of the Order and Stipulation does not purport to be complete and is qualified in its entirety by reference to the Order and Stipulation, which are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

Item 3.02. Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Order Approving Stipulation for Settlement of Claim, dated December 20, 2012.

10.2	Stipulation for Settlement of Claim, dated December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2012	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Order Approving Stipulation for Settlement of Claim, dated December 20, 2012.

10.2	Stipulation for Settlement of Claim, dated December 19, 2012.